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                                                            HECO Exhibit 10.7(d)
                                                            --------------------

                                                                  EXECUTION COPY


                              GUARANTEE AGREEMENT

                                    between

                               TECO ENERGY, INC.

                                      and

                      HAWAII ELECTRIC LIGHT COMPANY, INC.


     THIS GUARANTEE AGREEMENT ("Guarantee") is made as of this 8/th/ day of
                                                               -----
November, 1999 by and between HAWAII ELECTRIC LIGHT COMPANY, INC. ("HELCO"), a Hawaii corporation, with principal offices in Hilo, Hawaii, and TECO Energy, Inc. ("Guarantor"), a Florida corporation, with principal offices in Tampa, Florida.

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, HELCO is a regulated public utility engaged in the business of generation, transmission and distribution of electric power to customers on the island of Hawaii, Hawaii; and

     WHEREAS, Hamakua Energy Partners, L.P., a Hawaii limited partnership, with principal offices in Charlotte, North Carolina doing business in Hawaii ("SELLER"), is an affiliate of Guarantor; and

     WHEREAS, Encogen Hawaii, L.P., a Delaware limited partnership ("ENCOGEN") and HELCO entered into a Power Purchase Agreement, dated as of October 22, 1997 (the "Agreement"), whereby ENCOGEN was obligated to construct, operate and maintain a 60 MW (net) cogeneration facility (the "Facility") at Haina, Hawaii and HELCO was obligated to purchase the electric output from the Facility over a period of thirty (30) years; and

     WHEREAS, HELCO was willing to enter into the assignment of the Agreement only if the Guarantor enters into this Guarantee with HELCO; and

     WHEREAS, to induce HELCO to enter into the assignment of the Agreement, Guarantor is willing to enter in this Guarantee with HELCO.

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby represents, warrants, covenants and agrees with HELCO as follows:
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          1.   Definitions. All capitalized terms used herein and not defined
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herein, and which are defined in, or by reference in, the Agreement, as the
Agreement may be amended from time to time in accordance with its terms, shall have the meanings specified in the Agreement.

          2.   Guarantee.
               ---------

               a. Subject to the limitations contained in Section 3, Guarantor hereby guarantees to HELCO the due and punctual payment, as and when due, of fifty percent (50%) (the "Proportionate Share") of all sums payable by SELLER to HELCO as the result of the nonperformance of obligations under the Agreement or other events or circumstances during the term of the Agreement. This Guarantee is one of two identical Guarantees being provided by Guarantor and J.A. Jones, Inc. in accordance with Section 21.1 of the Agreement, each of which constitutes a several, not joint, obligation of Guarantor and J.A. Jones, Inc., respectively, with respect to any sums payable by SELLER to HELCO under the Agreement. In no event shall HELCO have recourse against Guarantor in excess of the lesser of its Proportionate Share of SELLER's payment obligations or the limits set forth in Section 3 below.

               b. The Guarantee is a primary and original obligation of Guarantor and is an absolute, unconditional, continuing and irrevocable guarantee and is in no way conditioned or contingent upon any attempt to collect payment from or proceed against SELLER except as stated otherwise herein. This Guarantee shall remain in full force and effect until the earlier to occur of the following events: (i) all of SELLER's obligations under the Agreement including, without limitation, any obligations for breach thereof, have been fulfilled; (ii) this Guarantee has been substituted for in accordance with
Section 21.1 of the Agreement, or (iii) the termination of the Agreement; provided, that obligations arising prior to such termination date shall survive
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such termination. Any notice required to be given by HELCO to SELLER under the
Agreement shall also be given by HELCO to Guarantor at:

                          TECO Energy, Inc.
                          702 N. Franklin Street
                          Tampa, Florida 33602
                          (813) 228-1804 (telephone)
                          (813) 228-1328 (facsimile)

(or such other address as Guarantor may designate in writing to HELCO). Guarantor shall have the same opportunity to cure defaults by SELLER under the Agreement as SELLER shall have; provided, however, that no time period provided in the Agreement for cure shall be extended or start anew by virtue of this sentence.

          In the event that the Agreement shall be terminated as a result of the rejection or disaffirmance thereof by any trustee, receiver or liquidating agency of SELLER or any of its properties, in any assignment for the benefit of creditors or any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding. Guarantor's obligations hereunder shall continue to the same extent as if such Agreement had not been so rejected or disaffirmed. Guarantor shall, and does hereby waive all rights and benefits which might relieve, in whole or in part, Guarantor from the performance of

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its duties and obligations hereunder by reason of any such proceeding, and
Guarantor agrees that it shall be liable for all sums and obligations guaranteed by this Guarantee without regard to any modification, limitation or discharge of the liability of SELLER that may result from any such proceeding.

          3.   Guarantee Limits. Guarantor's obligations under Section 2(a)
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hereof in the aggregate shall be limited to the amounts shown below with respect to sums as payable by SELLER to HELCO pursuant to the Agreement as the result of events or circumstances during the period shown opposite such amounts:


               Period                                  Amount*
               ------                                  ------

Until PUC Approval                                   $      -0-
From PUC Approval through Closing Date               $  100,000
From the Closing Date through the Phase 2            $  500,000
In-Service Date
From Phase 2 In-Service Date to end of Term          $1,500,000

*Guarantor's obligations in any given period shall be reduced by any amounts paid by Guarantor with respect to such obligations in all preceding periods.

As used above, "PUC Approval" shall mean the date that the PUC order referred to in Section 23.14 of the Agreement becomes final and non-applicable.

          4.   Generally. Guarantor shall not be liable under Section 2 of this
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Guarantee to any extent greater than if it had been the contracting party (in place of SELLER) under the Agreement, and all the representations and warranties made by Guarantor in Section 5 hereof in respect of this Guarantee were true in respect of the Agreement as well as the Guarantee and notwithstanding any bankruptcy or insolvency of SELLER. In addition, Guarantor shall have no obligation under Section 2(a) of this Guarantee for any claim for payment, performance or otherwise attributable to events or circumstances during the period prior to the Phase 2 In-Service Date, not asserted by HELCO in writing within one hundred eighty (180) days after the Phase 2 In-Service Date.


          5.   Representations and Warranties. Guarantor represents and warrants
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as follows:

               a. Guarantor has full power, authority and legal right to execute and deliver and perform its obligations under this Guarantee. This Guarantee has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by any bankruptcy, reorganization, insolvency, moratorium or similar laws affecting generally the enforcement of creditors" rights from time to time in effect and general principles of equity.

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          b.   No consent, authorization or approval of, or filing with, any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or has been required in respect of Guarantor in connection with the execution, delivery or performance by Guarantor of this Guarantee, or the compliance by Guarantor with any of the terms and provisions hereof.

          c. The execution and delivery of, and performance by Guarantor of its obligations under this Guarantee will not result in a violation of, or be in conflict with, any provision of the articles of incorporation or bylaws of Guarantor, or result in a violation of, or be in conflict with, or constitute a default or an event which would, with notice or lapse of time, or both, become a default under, any mortgage, indenture, contract, agreement or other instrument to which Guarantor is a party or by which it or its property is bound, or result in a violation of, or be in conflict with, or result in a breach of, any term or provision of any judgment, order, decree or aware of any court, arbitration or governmental or public instrumentality binding upon Guarantor or its property, which individually or in the aggregate would materially adversely affect Guarantor's ability to perform its obligations under this Guarantee.

          d. Guarantor is not in default, and no condition exists which, with notice of lapse of time, or both, would constitute a default by Guarantor under any mortgage, loan agreement, deed or trust, indenture or other agreement with respect thereto, evidence of indebtedness or other instrument of a material nature, to which it is party or by which it is bound, or in violation of, or in default under, any rule, regulation, order, writ, judgment, injunction or decree of any court, arbitration or federal, state, municipal or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign, which individually or in the aggregate would materially adversely affect Guarantor's ability to perform its obligations under this Guarantee.

          e. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body, pending against Guarantor, or of which Guarantor has otherwise received official notice, or which to the knowledge of Guarantor is threatened against Guarantor, wherein an adverse decision, ruling or finding would have a material adverse effect on the Guarantor's financial position or its ability to perform its obligations under this Guarantee.

          f. All agreements, representations and warranties contained herein or made in writing by or on behalf of Guarantor in connection with the transaction contemplated hereby shall survive the execution and delivery of this Guarantee.

     6.   Notice. Guarantor shall give written notice to HELCO and SELLER within
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ten (10) days after (i) the occurrence of any event or circumstance that results in any of the representations and warranties made by Guarantor in Section 5 ceasing to be accurate, or (ii) the occurrence, with respect to Guarantor, of any of the events specified in paragraphs (10) or (11) of Section 7.1A of the Agreement as constituting an Event of Default upon the occurrence thereof with respect to SELLER. Such notice shall describe, with reasonable particularity, the event or circumstance that has caused such result and shall specify the effect thereof on all representations and warranties of Guarantor that are affected thereby.

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     7.   Miscellaneous.
          -------------

          a.   Severability. If any term or provision of this Guarantee or the
               ------------
application thereof to any person, entity or circumstance shall to any extent be invalid or unenforceable, the remainder of this Guarantee, or the application of such term or provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guarantee shall be valid and enforceable to the fullest extent permitted by law.

          b.   No Waiver. Except as specifically provided otherwise herein, the
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failure of either parry to enforce at any time any of the provisions of this
Guarantee, or to require at any time performance by the other party of any of the provisions thereof, shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Guarantee or any part hereof, or the right of such party thereafter to enforce every such provision.

          c.   Modification. No modification or waiver of all or any part of
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this Guarantee shall be valid unless it is reduced to writing and signed by both parties.

          d.   Governing Law and Interpretation. Interpretation and performance
               --------------------------------
of this Guarantee shall be in accordance with, and shall be controlled by, the laws of the State of Hawaii, other than the laws thereof that would require reference to the laws of any other jurisdiction.

          e.   Counterparts. this Guarantee may be executed in several
               ------------
counterparts and all such executed counterparts shall constitute one agreement, binding on both parties thereto, notwithstanding that both parties may not be signatories to the original or the same counterpart.

          f.   Successors and Assigns. This Guarantee shall be binding upon
               ----------------------
Guarantor and its successors and assigns and all persons claiming under or though Guarantor or any such successor or assign, and shall inure to the benefit of, and be enforceable by, HELCO.

          g.   Consolidation. In the event that HELCO brings an action to
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enforce this Guarantee during the pendency of any proceeding (arbitration or otherwise) between HELCO and SELLER, Guarantor shall have the option to join such enforcement action with any such pending proceeding. Moreover, Guarantor shall have the option to join any such proceeding first brought against Guarantor with any subsequent proceeding brought against SELLER. In each of the cases described above, such joinder option shall extend until such time as a final judgment is rendered in the relevant proceeding.

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

     IN WITNESS WHEREOF, HELCO and Guarantor have caused this Guarantee to be executed by their respective duly authorized officers as of the date first above written.

               HELCO          HAWAII ELECTRIC LIGHT COMPANY, INC.



                              By /s/ Warren H. W. Lee
                                 --------------------------------------
                                 Its President
                                 --------------------------------------



                              By /s/ Edward Y. Hirata
                                 --------------------------------------
                                 Its Vice President
                                 --------------------------------------


               Guarantor      TECO ENERGY, INC.


                              By /s/ Gordon L. Gillette
                                 --------------------------------------
                                 Gordon L. Gillette
                                 Vice President-Finance and
                                    Chief Financial Officer

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